EXHIBIT 10.26


                  INTERNET DISTRIBUTION AND MARKETING AGREEMENT


     This DISTRIBUTION AND MARKETING AGREEMENT ("Agreement") is entered into this 6th day of August, 1999, ("Effective Date") by and between Dreams Products, Inc., a Utah corporation ("DPI") and Sportsprize Entertainment, Inc., a Nevada corporation ("Distributor").


                                    RECITALS:

     WHEREAS, DPI creates, produces, buys, warehouses, markets and sells sports and celebrity memorabilia and collectibles, and services and promotions related to the sports memorabilia and collectibles ("Merchandise");

     WHEREAS, from time to time DPI may create products specifically for Distributor which products will be available only to Distributor.

     WHEREAS, Distributor provides retail sales on the internet of sports memorabilia and collectibles and related services; and

     WHEREAS, DPI desires to distribute the Merchandise offered from time to time in its available inventory and to sell to the retail market the services, promotions and special events offered from time to time by DPI ("Catalog") on a non-exclusive basis through the Internet website location owned and operated by Distributor ("Website").

     THEREFORE, in consideration of the mutual covenants, promises, agreements and provisions contained herein and subject to the satisfaction of the terms and conditions set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE 1
                          GRANT OF DISTRIBUTION RIGHTS

     Subject to the provisions of this Agreement, DPI hereby grants to Distributor, and Distributor hereby accepts the following rights:

     1.1 Internet Distribution Rights . Subject to the terms set forth herein, DPI hereby grants to Distributor a non-exclusive, non-assignable, royalty-free right and license during the term of this Agreement to market, promote and sell over the Internet the Merchandise contained in DPI's Catalog, including the right to: (i) offer the Merchandise to the public through the electronic medium commonly known as the "Internet"; (ii) to take all Internet orders from customers for the Merchandise in the DPI Catalog through the use of the Website;
(iii) maintain the database containing information regarding customer orders over the Internet; (iv) bill and collect from such customers the retail price for all orders for the Merchandise placed over the Internet; and (v) fulfill all orders for the Merchandise made by use of the Internet by delivering or arranging for delivery of the Merchandise ordered by customers over the Internet. Distributor shall have the sole rights to the information contained in the database compiled by it through use of the Website ("Database"), including the full right to assign, transfer or sell the rights and information contained therein. DPI shall have no rights in or to the Database except that if Distributor should offer the Database to any third party, Distributor shall offer the Database to DPI on the most favorable terms it has offered it to any other party. DPI shall have the right to enter into agreements of all kinds with other Internet distributors including without limitation, agreements similar in nature to this Agreement.

     1.2 [RESERVED]

     1.3 Catalog Updates . From time to time during the term of this Agreement, DPI shall as it notifies its other distributors, attempt to notify Distributor in writing of any corrections, enhancements, revisions, updates, upgrades and similar changes to the DPI Catalog. Upon such notification, Distributor, may at its sole discretion, offer any such newly added Merchandise to customers through its Website. The parties acknowledge and agree that DPI may, at its sole discretion, make corrections, enhancements, revisions, updates, or other similar changes to the DPI Catalog, and that such changes shall become a part of the DPI Catalog as offered to DPI customers from time to time.

     1.4  Shipping/Invoicing.  Subject  to the  availability  of  inventory  and subject to satisfaction of payment terms, upon placement of an order for Merchandise by Distributor, DPI agrees to immediately ship the ordered Merchandise to Distributor, or such other party as Distributor shall designate on terms FOB-DPI's warehouse.

     1.5 Publicity and Promotion of Distributor. DPI agrees to allow Distributor to publicize the existence of the distribution and marketing relationship created by this Agreement, and to allow Distributor to use the "Mounted Memories" name, but only in the manner set out below, on its Website, on any promotional materials or at any promotional events as Distributor shall reasonably request, subject to the standards and terms set forth in Section 2.4 and 2.6 hereof . Additionally, DPI agrees to use its best efforts to assist Distributor at Distributor's expense reasonably cooperate within the promotion of the Website. Distributor shall only use the Mounted Memories name and trademark to identify Merchandise as produced by Mounted Memories and to identify Distributor as an authorized dealer of Mounted Memories products and for no other purpose.


                                    ARTICLE 2
                           DISTRIBUTOR'S OBLIGATIONS

     2.1 Payment. Distributor will pay for merchandise pursuant to the invoice terms proposed by DPI. Distributor will promptly supply credit information as requested. The prices to be charged Distributor for orders placed shall be such amounts and upon such terms as shall be negotiated between the parties at the time any order is placed.

     2.2 Best Efforts. Throughout the term of this Agreement, Distributor shall use its commercially reasonable best efforts to market, promote and maximize the sale of the Merchandise through its Website.



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

     2.3. Promotion of the Merchandise by Distributor. Distributor shall diligently and adequately: (a) engage in market research for the purpose of identifying optimum marketing and distribution strategies; (b) advertise and promote the Merchandise to potential customers through the promotion of its Website, including establishing links to the Website on other Internet sites that appeal to the optimum target market for the Merchandise; (c) advertise and promote the Merchandise to potential customers, (d) employ staff or consultants having adequate knowledge and training with respect to the Merchandise and the distribution of the Merchandise; and (e) coordinate sales analyses and inventory management information with DPI.

     2.4 Marketing Practices. Distributor shall: (a) conduct its business in a manner that reflects favorably at all times on the Merchandise and the good name, goodwill and reputation of DPI; (b) avoid deceptive, misleading or unethical practices that are or might be detrimental to DPI, the Product, or the public, including without limitation disparagement of DPI or the Merchandise; and (c) make no false or misleading representations or statements with regard to DPI, the Merchandise, or any other products or services provided by Distributor to its customers.

     2.5 Website Maintenance. Distributor shall maintain the Website at such Uniform Resource Locator ("URL") as Distributor shall choose. Distributor shall operate and maintain the Website in accordance with the standards set forth in
Section 2.4 hereof. However, the URL shall not be or anything similar thereto. Distributor shall notify DPI of any significant changes to the content or structure of the Website within five (5) days following such change. Distributor shall cooperate with DPI to resolve any concerns expressed by DPI that such a change in the Website content or structure is adverse to the interests or reputation of DPI.

     2.6 Trademark Agreement. Distributor acknowledges the substantial value associated with the trademark "Mounted Memories" (the "Mark") and the substantial goodwill associated therewith. Accordingly, Distributor agrees only to use the Mark on its website in the manner described in Section 1.5 above and all uses of the Mark will be of the highest quality standards and of such style, appearance and quality as to protect the Mark and all of DPI's interest in the Mark. Further, Distributor shall only use the Mark in accordance with the quality standards maintained by DPI (as they may change from time to time) and Distributor shall submit to DPI all proposed uses of the Mark and DPI shall, in its reasonable discretion approve or disapprove of any proposed use. Distributor shall do nothing to disparage the Mark or cause the Mark to be less valuable, including, without limitation, using the Mark on any page or site that contains items or material which, if associated with the Mark, would cause any disparagement of the Mark.

     The parties agree that DPI has not prescribed and shall not provide Distributor with any marketing plan or system relating to the business to be conducted by Distributor, nor shall DPI provide any services or assistance to Distributor in connection therewith. Distributor shall be free



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


to operate its businesses in accordance with its own advertising, marketing and operational systems, techniques, methods and plans, subject only to the limited controls set forth herein, which the parties acknowledge are necessary in order for DPI to protect its interests in its trademarks, service marks, and copyrights.

     No action, omission or statement by DPI or Distributor shall in any way extend or grant to Distributor: (a) any rights of ownership with respect to the Mark; or (b) any other rights in the Mark other than the license expressly created by this Agreement. Distributor shall have no rights whatsoever, other than the limited license herein granted, in either the Mark, any modification or additions to the Mark, or any copyrights, trademarks, trade names, or service marks which are in whole or in part derivative of the Mark, whether created by Distributor, DPI or otherwise, all of which shall be the sole and exclusive property of DPI. Distributor hereby assigns and transfers to DPI all of Distributor's right, title and interest, throughout the universe in perpetuity, in all copyrights and goodwill in and to the Mark, artwork, literary text, instructions, cartons, containers, packing and wrapping material, tags, labels, devices, and advertising and display materials created in connection with and which items specifically and solely include the Mark, now in existence or hereafter created by Distributor; and (b) all trademarks, trade names, and/or service marks solely relating to the Mark created as a direct result of Distributor's use of the Mark. Upon the request of DPI, Distributor shall sign and deliver to DPI documentation in form and substance satisfactory to DPI confirming and effecting the foregoing. Distributor agrees that it shall have no rights to use and shall not use the trademark "Field of Dreams(R)".


                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

     Each party represents and warrants to the other that: (a) it has the right, power and authority to enter into and perform its obligations under this Agreement; (b) the individual executing this Agreement is authorized to do so;
(c) neither the execution nor the performance of this Agreement will result in any breach of any of such party's other contracts or obligations; (d) it has sufficient rights and interests to grant the rights granted by it herein; (e) neither the grant by such party nor the use by the other party of such rights infringe or misappropriate the intellectual or proprietary rights of any third party; and (f) it is sufficiently staffed and equipped to fulfill its obligations under this Agreement. Additionally, DPI represents and warrants to Distributor that the Merchandise is of an authentic nature, and is of such a quality as to be fit for sale to the public as authentic memorabilia and collectibles.

                                    ARTICLE 4
                                CONFIDENTIALITY

     4.1 Definition. "Confidential Information" means any and all information disclosed by one party ("Owner") to the other party ("Recipient") that is identified as "confidential" or "proprietary," either by legend on written or electronically stored material, or in advance if disclosed



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


verbally. Confidential Information includes, without limitation, research and development, know-how, inventions, trade secrets, software, and market analysis, research, strategies, projections and forecasts. Confidential Information also includes, without limitation, information disclosed by Owner with permission from a third party, and combinations of or with publicly known information where the nature of the combination is not publicly known.

     4.2. Protection of Confidential Information. Neither Distributor nor DPI shall, with respect to any Confidential Information of the other of which one of them is a Recipient, at any time, without the express prior written consent of Owner, disclose or otherwise make known or available to any entity other than Owner, or use for Recipient's own account, any of Owner's Confidential Information. Recipient shall utilize all reasonable procedures to safeguard Owner's Confidential Information, including limiting the release of Owner's Confidential Information to Recipient's employees and consultants on a "need-to-know" basis.

     4.3 Publicity. Neither party shall originate or allow to be issued any publicity or news release or otherwise make any public announcement or statements, written or oral, with respect to this Agreement or the terms hereof or the transactions contemplated hereby unless mutually agreed by the parties in writing, which release shall not be unreasonably withheld, except as required under securities laws or other applicable laws (including in connection with an initial public offering). Neither party shall use the name of the other party or any adaptation thereof or any of such other party's intellectual property in any advertising, promotional or sales literature, or in any other form of publicity without prior written consent (which consent will not be unreasonably withheld or delayed) obtained from the other party in each case.

     4.4 Use of Names. Each party agrees to protect from disclosures to any third party any and all information received from the other party that identifies an individual customer, including but not limited to names, telephone numbers, e-mail addresses, and postal addresses. Each party agrees to remove, upon request by the other party, from its databases and all other records, electronic or otherwise, such customer identifying information.


                                    ARTICLE 5
                              TERM AND TERMINATION

     5.1 Term. This Agreement shall commence upon the Effective Date and, subject to early termination pursuant to Section 5.2, shall continue in effect until the third anniversary of the Effective Date ("Initial Term") and shall be automatically renewed for successive one-year periods after the expiration of the Initial Term unless either party provides the other party with written notice of its intent not to renew this Agreement at least ninety (90) days prior to the expiration of the then current term.



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


     5.2 Termination.

          (a) Either party may terminate this Agreement upon thirty (30) days' written notice to the other party.

          (b) DPI may terminate this Agreement immediately if (i) Distributor shall use the "Mounted Memories(TM)" or "Field of Dreams(R)" trademarks in violation of this Agreement; or if Distributor shall materially mischaracterize any of the Merchandise sold or offered for sale by Distributor.

     5.3 Effect of Termination .

          (a) Upon termination of this Agreement, the provisions of Articles 1 and 2 regarding the rights and obligations of each party shall terminate, provided however, that the parties will continue to perform all obligations on pending orders of the purchase of Merchandise in accordance with the terms of this Agreement.

          (b) Promptly after all obligations to existing customers are performed pursuant to clause (a) hereof, each party shall return to the other party or certify in writing to the other party that it has destroyed all documents and other tangible items it or its employees or agents have received or created pertaining, referring or relating to the Confidential Information of the other party.

          (c)  The  provisions  of  Section  4   (Confidentiality),   Section  5
     (Termination), Section 6 (Indemnification) and Section 7 (Miscellaneous) shall survive any expiration or termination of this Agreement.


                                    ARTICLE 6
                                 INDEMNIFICATION

     6.1 Obligation. Subject to the provisions of this Article 6 each party (each an "Indemnitor") hereby agrees to indemnify, defend and hold the other party and its affiliates, directors, officers, employees, contractors and agents (each an "Indemnitee") harmless, from, against and in respect of any and all assessments, damages, deficiencies, judgments, losses, obligations and liabilities, including costs of collection and reasonable attorneys' fees and expenses (collectively, "Losses") incurred by the Indemnitee(s) arising from or directly related to any breach by Indemnitor under this Agreement.

     6.2 Defense of Claims. Indemnitor may assume the defense of any claim for Losses. If Indemnitor assumes the defense of any claim for Losses, then, at Indemnitor's expense, the Indemnitee and its counsel shall cooperate fully in the defense against, or compromise of, at Indemnitor's option, such asserted liability. The Indemnitee shall have the right to employ separate



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counsel in any such action or claim,  but the fees and  expenses of such counsel shall not be an expense of Indemnitor unless employment of such counsel has been specifically authorized by Indemnitor. If there is a final judgment in any such action, or if there is a settlement of any such action effected with the consent of Indemnitor, Indemnitor shall indemnify and hold harmless the Indemnitee from and against any loss or liability by reason of such judgment or settlement.

     6.3 Dispute Resolution.

          (a) Mediation. Any dispute among or between the parties or any of them arising under or in connection with this Agreement and the transactions and relationship between the parties contemplated hereby will first be mediated by a telephone conference or meeting, in which counsel for the respective parties will attempt to aid the parties in negotiating a mutually acceptable resolution.

          (b) Arbitration. If mediation pursuant to the foregoing paragraph fails to resolve any dispute arising or in connection with this Agreement and the transactions and relationship between the parties contemplated hereby, either party may provide 30 days prior written notification to the other party of such failure to resolve the dispute. Upon such notification, the parties shall enter into arbitration pursuant to this Section 6.3(b). Such dispute will be finally settled by a single arbitrator, having at least five years of experience as an arbitrator and otherwise mutually acceptable to the parties to such dispute, in arbitration administered by American Arbitration Association in accordance with its commercial arbitration rules then in effect and the internal laws of the State of Colorado. Any demand for arbitration hereunder must be made before the running of the legal statute of limitations applicable to the claim at issue. Any such arbitration will take place in the State of Florida, unless otherwise agreed by the parties. The arbitrator will not have any right, power, or authority to award any punitive or exemplary damages or other damages in excess of purely compensatory damages. Each of the disputing parties will be responsible for an equal portion of the fees and expenses of the arbitrator, and all of such party's own costs and expenses, in connection with any such arbitration. Judgment upon any award rendered by the arbitrator, if such award is in accordance with applicable law and the terms of this Agreement, may be entered in any court of competent jurisdiction.


                                    ARTICLE 7
                                  MISCELLANEOUS

     7.1 Independent Contractors . For all purposes of this Agreement, each party shall be and act as an independent contractor or and not as partners, joint venturers, employees or agents of the other. No franchise is created hereby. Neither party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any other contract, agreement or undertaking with any third party except as specifically provided for herein.

     7.2 Force Majeure . Neither party shall be liable or responsible in any manner for failure or delay in performance of any obligation under this Agreement when such failure or delay is due



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

to the result, in whole or in substantial part, to any cause beyond the reasonable control of the party whose performance is delayed or rendered impossible thereby if reasonable steps are taken to resolve the reason for such failure or delay and the reason for such failure or delay is promptly transmitted to the other party. If the delay exceeds one hundred twenty (120) days from the initial occurrence each party shall have the right to terminate this agreement upon 30 days prior written notice to the other party.

     7.3 Assignment. This Agreement and the provisions hereof shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their successors and assigns. Neither party may assign, transfer, or sublicense its rights or obligations under this Agreement without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed.

     7.4 Notices. Any notices, waivers and other communications required or permitted hereunder shall be in writing and shall be deemed to be fully given when delivered by hand or dispatched (with reasonable evidence of receipt) by telex, telegraph or other means of facsimile transmission, or twenty-four (24) hours after being dispatched by recognized overnight courier or mail service, addressed to the party to whom the notice is intended to be given at the following or such other address as either party may designate by like notice:

         DPI:

         DPI
         Attention: Ross Tannenbaum, President
         5017 Hiatus Road
         Sun Rise, Florida  33351

         COPY TO:

         J. Scott Hunter, Esq.
         Hunter & Brown
         201 South Main Street, #1300
         Salt Lake City, Utah 84111

         Distributor:

         Sportsprize Entertainment, Inc.
         101 West 5th Avenue
         Vancouver, B.C., Canada
         V5Y 1H9




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     7.5 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Utah, without regard for any choice or conflict of law rule or principle that would result in the application of the substantive law of any other jurisdiction.

     7.6 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     7.7 No Third-Party Beneficiaries. No person(s) not a party to this Agreement is an intended beneficiary of this Agreement, and no person(s) not a party to this Agreement shall have any right to enforce any term of this Agreement.

     7.8 Waiver. No provision of this Agreement shall be deemed to have been waived unless such waiver is in writing signed by the waiving party. No failure by any party to insist upon the strict performance of any provision of this Agreement, or to exercise any right to remedy consequent upon a breach thereof, shall constitute a waiver of any other provision of this Agreement or a waiver of such provision with respect to any subsequent breach, unless expressly provided in writing.

     7.9 Entire Agreement. This Agreement contains the entire understanding between the parties relating to the subject matter hereof and supersedes all prior or contemporaneous oral or written agreements on the same subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by an agreement in writing signed by both parties.

     7.10  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     7.11 Further Assurances. Each of the party's covenants and agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, it will execute and deliver any further legal instruments and perform any acts which are or may become reasonably necessary to effectuate the purposes of this Agreement.

     7.12 Captions. Titles and headings in this Agreement are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     7.13 Attorney's Fees. In the event any action or proceeding is brought by either party against the other under this Agreement, the prevailing party shall be entitled to recover attorney's fees and costs in such amount as the court may adjudge reasonable.



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     7.14 Equitable Remedies. The parties agree that monetary damages may not be a sufficient remedy in all instances of breach of this Agreement and the parties agree that equitable remedies of any kind, including without limitation, permanent and temporary injunction, shall be available to the party seeking enforcement of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective

                                     DREAMS PRODUCTS, INC.
                                     a Utah corporation


                                     By: /s/ [Illegible]
                                        ---------------------------------------

                                     Name: Ross [Illegible]
                                          -------------------------------------

                                     Title: President


                                     DISTRIBUTOR:

                                     SPORTSPRIZE ENTERTAINMENT, INC.
                                     a Nevada corporation



                                     By: /s/ [Illegible]
                                        ---------------------------------------

                                     Name: Jeffrey Paquin

                                     Title: President




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